UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): October 24, 2006


                          FIRSTFED FINANCIAL CORP.
                          ------------------------
           (Exact name of registrant as specified in its charter)



       Delaware                1-9566                    95-4087449
       --------                ------                    ----------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



401 Wilshire Boulevard, Santa Monica, California,        90401-1490
-------------------------------------------------        ----------
    (Address of principal executive offices)             (Zip Code)


     Registrant's telephone number, including area code: (310) 319-6000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   Results of Operations and Financial Condition.

     On October 24, 2006, the registrant, FirstFed Financial Corp., issued a press release setting forth the Company's third quarter 2006 earnings. A copy of this press release is attached and incorporated herein as Exhibit 99.1.

ITEM 9.01       Financial Statements and Exhibits.

(d)  Exhibits:

     Exhibit 99.1 - Press Release dated October 24, 2006, regarding results for the third quarter 2006.

                           S I G N A T U R E S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.




Dated: October 24, 2006                     By:  /s/ Douglas J. Goddard
                                                 ----------------------
                                                 Douglas J. Goddard
                                                 Chief Financial Officer

                                  Exhibit 99.1

           FIRSTFED REPORTS RESULTS FOR THE THIRD QUARTER OF 2006

     Santa Monica, California, October 24, 2006 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net income of $32.1 million or $1.90 per diluted share of common stock for the third quarter of 2006 compared to net income of $32.5 million or $1.92 per diluted share of common stock for the second quarter of 2006. Net income for the third quarter of 2005 was $23.4 million or $1.38 per diluted share of common stock. Net earnings were approximately the same during the third quarter of 2006 compared to the second quarter of 2006 but increased compared to the third quarter of 2005, primarily due to an increase in net interest income.

     Net interest income was $73.0 million during the third quarter of 2006 compared to $73.9 million during the second quarter of 2006 and $62.4 million during the third quarter of 2005. Although average interest-earning assets decreased by $316.0 million during the third quarter of 2006 compared to the second quarter of 2006, the yield on average interest-earning assets increased by 40 basis points compared to the second quarter of 2006. This increase was primarily due to upward rate adjustments on the Bank's adjustable loan and investment portfolios. The cost of funds increased by 34 basis points during the third quarter of 2006 compared to the second quarter of 2006, while the interest rate spread increased by 6 basis points to 2.68% for the third quarter of 2006 from 2.62% for the second quarter of 2006. In comparison, the interest rate spread for the third quarter of 2005 was 2.52%. Loan prepayment fees, included as part of the loan yield, were $7.4 million during the third quarter of 2006 compared to $7.7 million during the second quarter of 2006 and $6.2 million during the third quarter of 2005.

     Net income for the first nine months of 2006 increased to $95.5 million or $5.67 per diluted share of common stock from $63.5 million or $3.76 per diluted share for the first nine months of 2005. The increase in earnings during the first nine months of 2006 compared to the same period of 2005 is primarily attributable to higher net interest income, increased loan prepayment fees, lower provisions for loan losses and gains from the sale of loans. Net interest income increased to $221.7 million for the first nine months of 2006 from $173.7 million during the first nine months of 2005 due to an 18% increase in average interest-earning assets and a 13 basis point increase in the interest rate spread. Loan prepayment fees were $22.4 million for the first nine months of 2006 compared to $12.8 million for the first nine months of 2005.

     Gain on sale of loans reached $1.8 million for the third quarter of 2006 and $3.9 million for the first nine months of 2006 on loan sales of $134.5 million during the third quarter of 2006 and $319.8 million during the first nine months. The third quarter of 2005 and the first nine months of 2005 included a loss of $14 thousand on the sale of loans.

     The Company's total assets decreased to $10.1 billion at September 30, 2006 from $10.3 billion at June 30, 2006 primarily due to a $304.7 million reduction in the loan portfolio. This decrease resulted from loan sales and prepayments exceeding loan originations during the third quarter. Loan sales were $134.5 million in the third quarter of 2006. Loan prepayments and principal reductions were $707.8 million in the third quarter of 2006 compared to $699.8 million during the second quarter of 2006 and $587.9 million during the third quarter of 2005. Due to modifications to our lending programs and decreased activity in the California housing market, loan originations decreased to $516.0 million during the third quarter of 2006 from $598.5 million during the second quarter of 2006 and $1.1 billion during the third quarter of 2005. Single family loans comprised 87% of loan originations during the third quarter of 2006, compared to 89% in the third quarter of 2005.

     Total assets decreased by $380.8 million during the first nine months of 2006, primarily due to a $522.0 million decrease in the loan portfolio. The loan portfolio decreased due to loan sales of $319.8 million, loan prepayments and principal reductions of $2.0 billion, and loan originations of $1.8 billion during the first nine months of 2006.

     Negative amortization, which results when interest earned by the Bank is added to borrowers' loan balances, totaled $177.8 million at September 30, 2006, $62.6 million at December 31, 2005 and $37.6 million at September 30, 2005. Negative amortization increased by $41.4 million and $115.2 million during the third quarter and first nine months of 2006. This compares to increases of $17.2 million and $32.0 million during the third quarter and first nine months of 2005. Negative amortization has increased over the last few quarters due to rising short term interest rates and to borrowers choosing to make less than a fully amortizing loan payment. Negative amortization was 2.59% of all single family loans in the Bank's portfolio as of September 30, 2006. This compares to 0.86% at December 31, 2005 and 0.55% at September 30, 2005.

     The portfolio of single family loans with a one-year fixed payment period totaled $4.9 billion at September 30, 2006, $4.6 billion at December 31, 2005 and $4.2 billion at September 30, 2005. The portfolio of single family loans with three-to-five year fixed payment periods totaled $2.1 billion at September 30, 2006 and $2.7 billion at both December 31, 2005 and September 30, 2005.

     A $3.0 million loan loss provision was recorded during the third quarter of 2006 compared to a $2.5 million provision during the second quarter of 2006 and an $8.0 million provision during the third quarter of 2005. The loan loss provision for the first nine months of 2006 was $9.4 million compared to $15.8 million in the first nine months of 2005. Net loan charge-offs of $17 thousand and $100 thousand were recorded during the third quarter and first nine months of 2006. This compares to net loan charge-offs of $1.0 million and $1.3 million during the third quarter and first nine months of 2005. Non-performing assets as a percentage of total assets were 0.11%, 0.05% and 0.07% as of September 30, 2006, December 31, 2005 and September 30, 2005.

     Non-interest expense was $18.3 million and $57.7 million during the third quarter and first nine months of 2006 compared to $17.8 million and $55.3 million during the third quarter and first nine months of 2005. Non-interest expense as a percentage of average total assets was 0.72% and 0.74% for the third quarter and first nine months of 2006. This compares with percentages of 0.74% and 0.84% for the third quarter and the first nine months of 2005. The increase in non-interest expenses during the third quarter of 2006 as compared to the third quarter of 2005 was primarily due to an increase in federal deposit insurance expense. The increase in non-interest expenses for the first nine months of 2006 compared to the same period in 2005 was primarily due to increases in Office of Thrift Supervision assessments, occupancy expense and federal deposit insurance expense.

     During the first quarter of 2006, the Bank adopted SFAS No. 123R which required the expensing of the value of stock options granted and vested during the period. Stock-based employee compensation expense totaled $403 thousand, net of tax, for the third quarter of 2006 and $1.2 million, net of tax, for the first nine months of 2006. Prior to the adoption of SFAS No. 123R, stock-based employee compensation was reported as a footnote to the financial statements. The amounts reported were $310 thousand for the third quarter of 2005 and $871 thousand for the first nine months of 2005.

     There were no repurchases of common stock during 2006 or 2005. Shares eligible for repurchase under the Company's stock repurchase program totaled 1,472,079 as of October 24, 2006.

     First Federal Bank of California operates 32 retail banking offices in Southern California. In keeping with the Bank's retail branch expansion plan, one new retail branch was opened in December of 2005, one was opened in February of 2006 and another was opened in June of 2006. The Bank plans to open at least two additional retail branches, which are under various stages of planning, during 2007. The Bank operates 6 lending offices in both Southern and Northern California.

     This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, the California real estate market, branch openings, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

      Contact: Douglas Goddard, Executive Vice President
               (310) 319-6014

                           KEY FINANCIAL RESULTS FOLLOW

                     FIRSTFED FINANCIAL CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)
                                   (Unaudited)

                                                          September 30,   December 31,
                                                              2006            2005
                                                          -------------   -------------

ASSETS

Cash and cash equivalents                                $      308,902  $       93,192
Investment securities, available-for-sale (at fair
  value)                                                        292,468         294,017
Mortgage-backed securities, available-for-sale (at
  fair value)                                                    61,670          74,254
Loans receivable, held-for-sale (fair value of
  $107,698 and $2,893)                                          106,463           2,873
Loans receivable, net                                         9,052,708       9,678,260
Accrued interest and dividends receivable                        56,694          48,973
Real estate owned, net                                              367              --
Office properties and equipment, net                             16,543          15,759
Investment in Federal Home Loan Bank (FHLB) stock, at
  cost                                                          116,936         205,696
Other assets                                                     63,409          43,925
                                                          -------------   -------------
                                                         $   10,076,160  $   10,456,949
                                                          =============   =============


LIABILITIES

Deposits                                                 $    5,988,414  $    4,371,657
FHLB advances                                                 2,238,000       4,155,500
Securities sold under agreements to repurchase                  950,000       1,163,684
Senior debenture                                                100,000         100,000
Accrued expenses and other liabilities                          132,036          95,269
                                                          -------------   -------------
                                                              9,408,450       9,886,110
                                                          -------------   -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
  authorized 100,000,000 shares;
  issued 23,806,854 and 23,761,825 shares;
  outstanding 16,612,258 and 16,567,229 shares                      238             238
Additional paid-in capital                                       46,685          44,147
Retained earnings                                               736,449         640,900
Unreleased shares to employee stock ownership plan              (1,829)         (1,104)
Treasury stock, at cost 7,194,596 shares                      (113,776)       (113,776)
Accumulated other comprehensive (loss) income, net of
  taxes                                                            (57)             434
                                                          -------------   -------------
                                                                667,710         570,839
                                                          -------------   -------------
                                                         $   10,076,160  $   10,456,949
                                                          =============   =============



                     FIRSTFED FINANCIAL CORP. AND SUBSIDIARY
        CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                            Three months ended            Nine months ended
                                              September 30,                 September 30,
                                        --------------------------    --------------------------
                                            2006          2005           2006           2005
                                        ------------  ------------    -----------   ------------

Interest and dividend income:
   Interest on loans  (1)               $    175,265  $    126,441    $   508,767   $    325,280
   Interest on mortgage-backed
      securities                                 736           702          2,159          2,128
   Interest and dividends on
      investments                              6,826         4,048         20,266         11,606
                                        ------------  ------------    -----------   ------------
      Total interest income                  182,827       131,191        531,192        339,014
                                        ------------  ------------    -----------   ------------
Interest expense:
   Interest on deposits                       63,489        26,922        153,429         64,943
   Interest on borrowings                     46,366        41,833        156,057        100,419
                                        ------------  ------------    -----------   ------------
      Total interest expense                 109,855        68,755        309,486        165,362
                                        ------------  ------------    -----------   ------------

Net interest income                           72,972        62,436        221,706        173,652
Provision for loan losses                      3,000         8,000          9,400         15,750
                                        ------------  ------------    -----------   ------------

Net interest income after
   provision for loan losses                  69,972        54,436        212,306        157,902
                                        ------------  ------------    -----------   ------------


Other income:
   Loan servicing and other
     fees  (1)                                   537           410          1,866            673
   Banking service fees                        1,583         1,400          4,783          4,168
   Gain on sale of loans                       1,767          (14)          3,850           (14)
   Real estate operations, net                  (70)         1,785             67          2,060
   Other operating income                        229           123            585            330
                                        ------------  ------------    -----------   ------------
      Total other income                       4,046         3,704         11,151          7,217
                                        ------------  ------------    -----------   ------------


Non-interest expense:
   Salaries and employee benefits             10,826        10,966         34,918         34,721
   Occupancy                                   2,595         2,480          7,824          7,255
   Advertising                                   164            60            963            412
   Amortization of core deposit
      intangible                                 498           498          1,495          1,496
   Federal deposit insurance                     531           125            813            372
   Legal                                         186           127            919          1,200
   Other operating expense                     3,543         3,516         10,743          9,869
                                        ------------  ------------    -----------   ------------
      Total non-interest expense              18,343        17,772         57,675         55,325
                                        ------------  ------------    -----------   ------------

Income before income taxes                    55,675        40,368        165,782        109,794
Income taxes                                  23,588        17,010         70,233         46,259
                                        ------------  ------------    -----------   ------------
Net income                              $     32,087  $     23,358    $    95,549   $     63,535
                                        ============  ============    ===========   ============

Net income                              $     32,087  $     23,358    $    95,549   $     63,535
Other comprehensive (loss)
   income, net of taxes                        1,185         (670)          (491)          (432)
                                        ------------  ------------    -----------   ------------
Comprehensive income                    $     33,272  $     22,688    $    95,058   $     63,103
                                        ============  ============    ===========   ============

Earnings per share:
   Basic                                $       1.94  $       1.41    $      5.77   $       3.85
                                        ============  ============    ===========   ============
   Diluted                              $       1.90  $       1.38    $      5.67   $       3.76
                                        ============  ============    ===========   ============

Weighted average shares outstanding:
   Basic                                  16,567,958    16,536,425     16,559,670     16,517,040
                                        ============  ============    ===========   ============
   Diluted                                16,853,849    16,928,804     16,865,595     16,897,927
                                        ============  ============    ===========   ============

(1) Reflects the reclassification of prepayment fees and late payment charges to interest income from non-interest income.

                     FIRSTFED FINANCIAL CORP. AND SUBSIDIARY
                              KEY FINANCIAL RESULTS
                                   (Unaudited)

                                                   Quarter ended September 30,
                                                  =============================
                                                      2006              2005
                                                  ------------     ------------
                                           (Dollars in thousands, except per share data)

End of period:
   Total assets                                 $   10,076,160     $  9,850,978
   Cash and securities                          $      601,370     $    256,924
   Mortgage-backed securities                   $       61,670     $     79,460
   Loans                                        $    9,159,171     $  9,231,129
   Core deposit intangible asset                $        1,842     $      3,837
   Deposits                                     $    5,988,414     $  4,404,765
   Borrowings                                   $    3,288,000     $  4,830,738
   Stockholders' equity                         $      667,710     $    539,183
   Book value per share                         $        40.19     $      32.57
   Tangible book value per share                $        40.08     $      32.33
   Stock price (period-end)                     $        56.72     $      53.81
   Total loan servicing portfolio               $    9,454,650     $  9,415,928
   Loans serviced for others                    $      169,483     $     97,792
   % of adjustable mortgages                             96.93%           95.91%

Other data:
   Employees (full-time equivalent)                        596              616
   Branches                                                 32               29

Asset quality:
   Real estate owned (foreclosed)               $          367     $         --
   Non-accrual loans                            $       10,755     $      6,718
   Non-performing assets                        $       11,122     $      6,718
   Non-performing assets to total assets                  0.11%            0.07%
   General valuation allowance (GVA)            $      106,858     $     93,594
   Allowance for impaired loans                             --               --
                                                  ------------     ------------
   Allowance for loan losses                    $      106,858     $     93,594
   Allowance for loan losses as a
     percentage of gross loans receivable                 1.16%            1.01%
   Loans sold with recourse                     $       54,456     $     65,529
   Modified loans (not impaired)                $        1,904     $      2,011
   Impaired loans, net                          $        7,369     $      2,722
   Allowance for impaired loans                 $           --     $         --

Capital ratios:
   Tangible capital ratio                                 7.47%            5.66%
   Core capital ratio                                     7.47             5.66
   Risk-based capital ratio                              15.62            11.70
   Net worth to assets ratio                              6.63             5.47


                     FIRSTFED FINANCIAL CORP. AND SUBSIDIARY
                        KEY FINANCIAL RESULTS (continued)
                                   (Unaudited)


                                            Three months ended          Nine months ended
                                              September 30,               September 30,
                                        ---------------------------  --------------------------
                                            2006          2005           2006          2005
                                        ------------  -------------  ------------  ------------
                                                     (Dollars in thousands)

Selected ratios:
  Expense ratios:
    Efficiency ratio                           23.82%         26.87%        24.77%        30.59%
    Expense to average assets ratio             0.72           0.74          0.74          0.84
  Return on average assets                      1.26           0.98          1.24          0.97
  Return on average equity                     20.20          17.70         20.72         16.71

Yields earned and rates paid:

  Average yield on loans  (1)                   7.47%          5.65%         7.06%         5.29%
  Average yield on investment
    portfolio (2)                               5.15           4.16          5.01          3.87
  Average yield on all
    interest-earning assets                     7.34           5.58          6.94          5.21
  Average rate paid on deposits                 4.32           2.56          3.90          2.19
  Average rate paid on borrowings               5.22           3.49          4.76          3.16
  Average rate paid on all
    interest-bearing liabilities                4.66           3.06          4.29          2.69
  Interest rate spread                          2.68           2.52          2.65          2.52
  Effective net spread                          2.93           2.65          2.90          2.67

Average balances:

  Average loans (1)                     $  9,381,428  $   8,951,018  $  9,603,242  $  8,194,514
  Average investments  (2)                   587,147        456,474       597,117       473,659
                                        ------------  -------------  ------------  ------------
  Average interest-earning assets          9,968,575      9,407,492    10,200,359     8,668,173
                                        ------------  -------------  ------------  ------------
  Average deposits                         5,833,795      4,165,060     5,256,443     3,967,244
  Average borrowings                       3,527,147      4,759,582     4,380,787     4,250,675
                                        ------------  -------------  ------------  ------------
  Average interest-bearing
    liabilities                            9,360,942      8,924,642     9,637,230     8,217,919
                                        ------------  -------------  ------------  ------------
  Excess of interest-earning assets over
    interest-bearing liabilities        $    607,633  $     482,850  $    563,129  $    450,254
                                        ============  =============  ============  ============

Loan originations and purchases         $    515,989  $   1,129,722  $  1,840,216  $  3,747,514


(1) The loan yield includes the reclassification of prepayment fees and late payment charges to interest income from non-interest income.
(2) The investment yield includes FHLB stock and dividends thereon.